2005-D PRIVATE PLACEMENT OFFERING
SUBSCRIPTION AGREEMENT

USA TECHNOLOGIES, INC.
100 Deerfield Lane, Suite 140
Malvern, PA 19355
Attn: George R. Jensen, Jr.,
Chief Executive Officer

Dear Mr. Jensen:

I understand that the Company is offering for sale (the "Offering") up to 23,333,334 shares of restricted Common Stock of the Company ("Common Stock") at $.15 per share of Common Stock. For each share of Common Stock purchased, the subscriber shall also receive a warrant to purchase one share of Common Stock at $.15 per share at any time through December 31, 2005.

The Offering will terminate on April 15, 2005, unless extended by the Company for up to thirty additional days. There is no minimum offering amount, and all subscription proceeds would be placed directly into the accounts of the Company as subscription funds are received. If all of the Common Stock offered in the private placement is sold, the Company would receive gross proceeds of $3,500,000, and the Company would have issued warrants to purchase up to 23,333,334 shares of Common Stock. If all of these warrants would be exercised, the Company would receive an additional $3,500,000. The net proceeds from the sale by the Company of the Common Stock pursuant to the Offering will be used by the Company for general working capital and may also be used to prepay outstanding convertible senior notes previously issued by the Company.

Promptly following the termination of the Offering, and no later than May 30, 2005, the Company shall file and thereafter use its best efforts to have declared effective, an appropriate registration statement with the Securities and Exchange Commission ("Commission") registering all of the shares of Common Stock sold in the Offering as well as all of the shares of Common Stock underlying the warrants for resale under the Securities Act of 1933, as amended (the "Act"). Thereafter, the Company shall use its best efforts to keep the registration statement current and effective through December 31, 2006.

1. *Subscription.* The undersigned hereby subscribes to purchase the number of shares of Common Stock and warrants indicated below in accordance with the terms and conditions of the Offering Materials (as defined below). I understand that this subscription may be rejected at the discretion of the Company, and that I must qualify as an "accredited investor" under Regulation D, as promulgated by the Commission under the Act.

2. *Verification of Suitability and Status as "Accredited Investor" under Regulation D.* I understand that in order to subscribe for the Common Stock and warrants in the Offering, I must be an "accredited investor" as defined in Rule 501 of Regulation D under the Act and hereby represent and warrant to the Company that I am an "accredited investor." In this regard, the undersigned is an "accredited investor" by virtue of qualifying under one of the following categories (check appropriate item):

> ___ the undersigned is a natural person whose individual net worth with that person's spouse (if married), at the time of purchase exceeds $1,000,000; or
>
> ___ the undersigned is a natural person who had an individual income in excess of $200,000 during each of the last two calendar years, or joint income with that person's spouse (if married) in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level during the current calendar year; or
>
> ___ the undersigned is a corporation, limited liability corporation, or partnership not formed for the purpose of investing in the Company with total assets in excess of $5,000,000; or
>
> _✓_ the undersigned is an entity in which all the equity owners are accredited investors.

3. *Representations by Undersigned.* The undersigned represents and warrants to the Company as follows:

(a) I have received, read and understand the provisions of the following:(i) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004; (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2004; (iv) the Company's Definitive Proxy Statement on Schedule 14-A filed with the Commission on February 15, 2005; (v) the Company's Registration Statement on Form S-1 filed with the Commission on February 18, 2005 (File No. 333-122899); and (vi) the risk factors incorporated by reference herein in Section 3(i) hereof. I understand that all of the foregoing together with this Subscription Agreement shall be referred to herein as AOffering Materials≅.

(b) I have relied only upon the information presented and contained in the Offering Materials. I have had the opportunity to ask of the person or persons acting on behalf of the Company any and all relevant questions in connection with any aspect of the Company including, but not limited to, the Common Stock and warrants offered by the Offering Materials and have received answers which I consider to be reasonably responsive to such questions. I have had the opportunity to verify the accuracy of the information contained in the Offering Materials.

(c) I understand that I am subscribing for the Common Stock and warrants without being furnished any literature or prospectus in connection with the Offering other than the Offering Materials, and that the Offering of the Common Stock and warrants presented in the Offering Materials will not have been scrutinized by the securities administrator or similar bureau, agency, or department of the state of my residence.

(d) I understand (i) that the neither the Common Stock nor the Common Stock underlying the warrants have been registered under the Act or registered or qualified under the securities laws of the state of my residence, (ii) that except as provided above, I have no right to require such registration or qualification, and (iii) that therefore I must bear the economic risk of the investment for an indefinite period of time because neither the Common Stock, the warrants, nor the Common Stock underlying the warrants

may be sold unless so registered or qualified or unless an exemption from such registration and qualification is available.

(e) The Common Stock and warrants are being purchased for my own account for investment purposes only and not for the interest of any other person and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. Although the Common Stock is currently traded on the OTC Bulletin Board under the symbol USTT, I also understand that there may not be any established public trading market for the sale of such securities.

(f) I am able to bear the economic risks related to purchase of the Common Stock and warrants for an indefinite period of time (i.e., I am able to afford a complete loss of the Common Stock and warrants I am subscribing to purchase).

(g) My overall commitment to investments which are not readily marketable is not disproportionate to my net worth and my investment in the Company will not cause such overall commitment to become excessive.

(h) I have adequate means of providing for my current needs and possible personal contingencies. I have no need for liquidity of the Common Stock and warrants subscribed to be purchased hereby and have no reason to anticipate any change in my personal circumstances, financial or otherwise, which might cause or require any sale or distribution of such Common Stock and warrants subscribed to be purchased.

(i) I recognize that the purchase of the Common Stock and warrants involves a high degree of risk including those special risks set forth under the caption "Risk Factors" and AForward Looking Statements≅ in the Form S-1 Registration Statement of the Company filed with the Commission on February 18, 2005 (No. 333-122899) all of which are incorporated herein by reference.

(j) I understand that my right to transfer the Common Stock, Warrants, and Common Stock underlying the warrants will be restricted as set forth on the certificate

evidencing the Common Stock and warrants. Such restrictions include provisions against transfer unless such transfer is not in violation of the Act, or applicable state securities laws.

(k) All information which I have provided to the Company including, but not limited to, my Social Security or tax identification number, my financial position, and status as an accredited investor, and my knowledge of financial and business matters is true, correct and complete as of the date of execution of this Subscription Agreement. I undertake to provide promptly to the Company written notice of any material changes in my financial position or otherwise and such information will be true, correct and complete as of the date given. I understand that the Company will rely in a material degree upon the representations contained herein.

(l) The undersigned maintains a domicile or business at the address shown on the signature page of this Subscription Agreement, at which address the undersigned has subscribed for the Common Stock and warrants.

(m) I understand that legends may be placed on any certificate representing the Common Stock, warrants, and the Common Stock underlying the warrants substantially to the following effect:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

(n) I understand that the Company may require me to meet additional suitability standards if it deems it necessary or advisable to comply with any applicable state securities or other laws.

4. *Transferability of Subscription.* The undersigned agrees not to transfer or assign this Subscription Agreement, or any of the undersigned's interest herein.

5. *Revocation.* The undersigned agrees that the undersigned shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this Subscription Agreement shall survive the death or disability of the undersigned.

6. *Common Stock and Warrants Subscribed For.* The undersigned hereby subscribes for 5,000,000 shares of Common Stock and warrants to purchase a like number of shares of Common Stock, and agrees to pay $750,000 Dollars in full payment therefore by check delivered herewith made payable to AUSA Technologies, Inc.

7. Covenants of the Company

(a) The Company agrees to use its best efforts to obtain the removal of the restrictive legend from any certificate representing the Common Stock, warrants and any Common Stock underlying the warrants upon the effectiveness of the registration statement.

(b) The Company will not file or cause to be filed any other registration statement in respect of the Company's Common Stock or any other securities of the Company until at least three (3) months after the effectiveness of the registration statement covering the Common Stock, the warrants, and the Common Stock underlying the warrants in this Offering. The foregoing shall not apply to any registration statement covering the approximately 17,000,000 shares underlying the 2005-C 10% Senior Notes currently being offered by the Company, and the 20,500,000 shares to be issued by the Company to Steve Illes under the amended Common Stock Purchase Agreement (the foregoing shares shall be referred to as the "Excluded Securities"). The foregoing shall not apply to any Form S-8 registration statement filed by the Company under the Act.

(c) The Company will not include or add any additional shares of Common Stock or other securities convertible or exchangeable into or exercisable for Common Stock in the registration statement other than the shares of Common Stock, warrants, and Common Stock underlying the warrants issued in connection with this Offering, unless approved in advance by the

holders of at least a majority of the shares of Common Stock issued in this Offering and eligible for resale under such registration statement.

(d) In the event that at any time prior to December 31, 2006, the Company proposes to offer, sell or issue any additional or new shares of Common Stock or any other security, including any right, option, warrant or security convertible or exchangeable into or exercisable for Common Stock, other than in this Offering (a "New Offering"), the Company shall offer to the undersigned purchaser, and the undersigned purchaser shall have the right (but not the obligation) to participate in such New Offering and to purchase, up to an amount of such new or additional Common Stock or other Company securities as shall permit the undersigned purchaser to maintain its proportionate percentage holdings of the securities of the Company after giving effect to this Offering and the Excluded Securities and determined immediately prior to such New Offering, on a fully-diluted Common Stock equivalent basis. If and to the extent the undersigned purchaser determines to participate in the New Offering, it shall be at the same price and on the same terms as available to all other participants in the New Offering. The undersigned purchaser may assign or apportion its rights to participate in the New Offering to one or more affiliates of the undersigned purchaser. This right of first offer and first refusal does not apply to, and the term "New Offering" does not include, any issuance of any securities by the Company in connection with (i) any outstanding securities of the Company as of the date of this Agreement, or any outstanding or existing rights whatsoever of any person or entity existing or created under any outstanding warrants or convertible securities, or under any other existing agreements previously entered into by the Company and any other person or entity; (ii) any existing or future option or stock compensation plans of the Company or any existing or future employee, consultant, or director option or stock compensation plan or arrangement of the Company or any securities covered by a Form S-8 registration statement filed under the Act by the Company; (iii) any stock split or dividend applicable alike to all outstanding Common Stock or Common Stock equivalents of the Company (including the warrants); (iv) a bona fide business acquisition transaction, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; (v) any business arrangement with a third-party vendor or commercial party , including any strategic partnership or joint venture, or in connection with the disposition or

acquisition of a business, product or license; or (vi) the Excluded Securities. In order to exercise any of its rights hereunder, the undersigned purchaser shall be required to deliver to the Company a written notice of such exercise as well as any required purchase price for the securities no later than 7 days after receipt of the appropriate notice from the Company. If such election notice and purchase price is not timely delivered as aforesaid, then the undersigned purchaser shall be conclusively deemed not to have elected to exercise the rights granted to it hereunder.

8. *Special Rights.* Notwithstanding anything else set forth herein, in the event that on April 7, 2005, all of the Offering has not been subscribed for, the undersigned purchaser shall have the option to elect one of the following: (i) if the closing bid price of the Common Stock on such date is equal to or greater than $.15 per share, to purchase the balance of the Offering upon the terms and conditions set forth herein; or (ii) if the closing bid price of the Common Stock on such date is less than $.15 per share, to purchase shares of Common Stock (but no warrants) at such closing bid price minus 10% in an aggregate dollar amount equal to the difference between $3,500,000 and the dollar amount of subscriptions actually received by the Company through such date. For example, if on April 7, 2005, the Company has sold $2,000,000 of the Offering ($1,500,000 of which is the undersigned purchaser) and the closing bid price is $.133 per share, the undersigned purchaser shall have the right to purchase 12,500,000 shares at $.12 per share ($.133 minus 10% equals $.12 per share) for an aggregate of $1,500,000. If the closing bid price was $.19 per share, the undersigned purchaser shall have the right to purchase 10,000,000 shares at $.15 per share for an aggregate of $1,500,000, and shall also receive warrants to purchase up to 10,000,000 shares. The undersigned purchaser shall be required to deliver to the Company a written notice of such exercise as well as the required purchase price for the securities hereunder no later than 48 hours after the close of business on April 7, 2005. If such election notice and purchase price is not timely delivered as aforesaid, then the undersigned purchaser shall be conclusively deemed not to have elected to exercise the rights granted to it hereunder. Any securities purchased hereunder shall be covered by the registration statement.

9. *Miscellaneous.*

The certificates representing the Common Stock and Warrants registered in the name of the undersigned shall be mailed to me at the address indicated below.

This Subscription Agreement, upon acceptance by the Company shall be binding upon the heirs, executors, administrators and successors of the undersigned.

The undersigned hereby represents that the undersigned has read this entire Subscription Agreement and Offering Materials.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this 28th day of March, 2005.

#2	#1 Ashford Capital Management, Inc. w/ discretion f/b/o Ashford Capital Partners L.P.
Signature	Signature Theodore H. Ashford for Ashcap Corp. / General Partner
#2 Witness	#1 Witness
Investor #2 Print or Type Name	Ashford Capital Partners, L.P. Investor #1 Print or Type Name
Occupation Telephone No.	Occupation (302) 655-1750 Telephone No.
Telephone No. (Residence)	Telephone No. (Residence)
Social Security or Tax I.D. No.	51-0341353 Social Security or Tax I.D. No.
Street Address	One Walkers Mill Rd Street Address
City State Zip	Wilmington DE 19807 City State Zip
Dated:	ACCEPTED: USA TECHNOLOGIES, INC. By:

(1)